UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 21, 2014
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INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)
________________

State of Delaware (State or other jurisdiction of	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer
incorporation or organization)		Identification Number)

2100 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices and zip code)

(650) 385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2014, Informatica Corporation issued a press release reporting its results for the third quarter ended September 30, 2014. A copy of the press release issued by Informatica concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 23, 2014, Informatica announced that its Board of Directors has appointed Michael J. Berry as Executive Vice President and Chief Financial Officer, effective November 1, 2014. Mr. Berry will serve as Informatica’s principal financial officer and principal accounting officer.

Mr. Berry, 51, served as Chief Financial Officer of IO Data Centers, from October 2013 to October 2014. Prior to IO, Mr. Berry served as Executive Vice President and Chief Financial Officer of SolarWinds, Inc. from November 2011 to October 2013, after joining SolarWinds as Senior Vice President and Chief Financial Officer in March 2010. Mr. Berry was also Executive Vice President, Finance and Accounting, and Chief Financial Officer of i2 Technologies, Inc., from August 2005 to January 2010. Prior to i2, Mr. Berry held various positions at The Reynolds and Reynolds Company, Inc., including as Senior Vice President of Solutions Management, Development and Operations and Senior Vice President of Services. Mr. Berry holds a B.A. degree in finance from Augsburg College and a M.B.A. degree in finance from the University of St. Thomas.

In connection with his appointment, Mr. Berry will receive a base salary of $410,000, an annual target bonus of 90% of his base salary payable pursuant to Informatica’s corporate bonus plan, and equity awards consisting of 60,000 restricted stock units, 25,000 performance-based restricted stock units and 175,000 non-qualified stock options. In addition, Informatica will cover up to $100,000 of certain costs in connection with his relocation to California. Mr. Berry will also enter into an executive severance agreement with Informatica. The executive severance agreement will provide that if we terminate Mr. Berry’s employment without cause or he resigns for good reason, and such termination/resignation occurs within three months before or twelve months following a change of control, he will receive severance benefits including: continued payment of his base salary for a period of twelve months; a lump-sum payment equal to 100% of his annual target bonus, assuming performance at 100%; reimbursement for benefits premiums for a maximum of twelve months; and immediate vesting with respect to all unvested equity awards. In addition, Mr. Berry’s executive severance agreement will provide that if we terminate his employment without cause or he resigns for good reason between November 1, 2014 and November 1, 2015, he will receive severance benefits including: a lump-sum payment of his base salary for six months; a lump-sum payment equal to 50% of his annual target bonus, assuming performance at 100% of target for bonus determination; and reimbursement for benefits premiums for a maximum of six months.

Item 8.01 Other Events

On October 21, 2014, Informatica’s Board of Directors adopted a clawback policy, which entitles Informatica to recover certain compensation previously paid to its executive officers. Specifically, in the event of intentional misconduct or gross negligence that results in a material restatement of Informatica’s financial statements during a three-year period, each executive officer will be required to repay or forfeit any excess compensation to the extent determined by the Board of Directors (or a Board committee) in accordance with the policy. “Excess compensation” refers to the portion of any cash-based incentive compensation or performance-based equity compensation received by an executive officer that was in excess of the amount they would have received if calculated under the restated financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	October 23, 2014	INFORMATICA CORPORATION

		By:	/s/ EARL E. FRY
Earl E. Fry
Chief Financial Officer, Chief Administration Officer, EVP, Global Customer Support and Services and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 23, 2014